As filed with the Securities and Exchange Commission on October 31, 2008.
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
WISCONSIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)
WISCONSIN
(State or other jurisdiction of
incorporation or organization)
39-1391525
(I.R.S. Employer
Identification Number)
231 West Michigan Street
P.O. Box 1331
Milwaukee, Wisconsin 53201
(414) 221-2345
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jeffrey West
Vice President and Treasurer
231 West Michigan Street
P.O. Box 1331
Milwaukee, Wisconsin 53201
(414) 221-2345
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
John T. W. Mercer
Troutman Sanders LLP
600 Peachtree Street, Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3000
Approximate date of commencement of proposed sale to the public: From time to time, after this Registration Statement becomes effective as the needs of the Stock Plus Investment Plan require.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to Be	Offering Price	Aggregate Offering	Amount of
Title of Each Class of Securities to Be Registered	Registered (1)	Per Unit (2)	Price (2)	Registration Fee
Common Stock, $0.01 par value	2,000,000	$38.54	$77,080,000	$3,030

(1)	Includes 1,350,661 unsold shares from the registrant’s Registration Statement on Form S-3, filed with the Commission on April 14, 2000 (SEC File No. 333-34854), for which this Registration Statement is being filed pursuant to Rule 415(a)(5). Pursuant to Rule 415(a)(6), the offering of the unsold shares registered under the April 14, 2000 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the New York Stock Exchange on October 27, 2008.

PROSPECTUS
Wisconsin Energy Corporation
Stock Plus Investment Plan
     Wisconsin Energy Corporation is pleased to offer you the opportunity to participate in the Stock Plus Investment Plan (“Stock Plus”), a convenient and low cost stock purchase and dividend reinvestment plan available to new investors for making initial investments in Wisconsin Energy common stock and to current stockholders for increasing their holdings of Wisconsin Energy common stock.
The plan offers:
•	a simple, cost-efficient method for purchasing Wisconsin Energy common stock;

•	a convenient way to increase your ownership over time by reinvesting dividends;

•	the opportunity to buy additional shares through optional cash investments;

•	a way to make automatic monthly investments electronically;

•	safekeeping of stock certificates;

•	low cost sale of plan shares; and

•	easy account access.
     All of your investment is used to purchase both whole and partial shares. There are no fees for purchases. You do not have to be a current Wisconsin Energy stockholder to begin to participate.
     This prospectus relates to 2,000,000 shares of Wisconsin Energy common stock, par value $.01 per share, to be offered for purchase under the plan registered by our registration statement that became effective October 31, 2008. Wisconsin Energy common stock is listed under the trading symbol “WEC” on the New York Stock Exchange.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     You should read this prospectus carefully and retain it for future reference.
The date of this prospectus is October 31, 2008.

     The section of this prospectus titled “Information About Stock Plus” sets forth the terms and conditions of the plan, as amended, presented in question-and-answer format. Please read this prospectus, including Appendix A, carefully and keep it and any account statements for future reference. If you have any questions about Stock Plus, please call the plan administrator, BNY Mellon Shareowner Services, at 800-558-9663. Service representatives are available from 7:00 a.m. to 7:00 p.m. Central time on business days. An automated voice-response system also provides information 24 hours a day, seven days a week.
     The administrator will purchase shares of Wisconsin Energy common stock for the plan either in the open market or directly from Wisconsin Energy, as we determine from time to time. Your purchase price for shares purchased under the plan will be the average price paid by the administrator for all shares purchased for all investors with respect to the relevant investment date.
     To the extent required by applicable law in any jurisdiction, shares offered through Stock Plus are offered only through a registered broker-dealer in that jurisdiction.

RISK FACTORS
     Investing in the securities of Wisconsin Energy involves risk. Please see the “Risk Factors” described in Item 1A. of our Annual Reports on Form 10-K, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities. We may update the risks we are facing in future filings we make under the Securities and Exchange Act of 1934, which future reports are incorporated by reference into this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
     Certain statements we make in this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings, completion of construction projects, regulatory matters, fuel costs, sources of electric energy supply, coal and gas deliveries, remediation costs, environmental and other capital expenditures, liquidity and capital resources and other matters. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” or similar terms or variations of these terms.
     Actual results may differ materially from those set forth in forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with these statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions; business, competitive and regulatory conditions in the deregulating and consolidating energy industry, in general, and, in particular, in our service territories; timing, resolution and impact of pending and future rate cases and other regulatory decisions; availability of our generating facilities; changes in purchased power costs; changes in coal or natural gas prices and supply and transportation availability; the ability to recover fuel and purchased power costs; varying weather conditions; construction risks; obtaining necessary regulatory approvals and investment capital to implement our Power the Future program; successful resolution of legal challenges to the Power the Future program; adverse interpretation or enforcement of permit conditions by permitting agencies; equity and bond market fluctuations; the impact of recent and future federal, state and local legislative and regulatory changes; foreign, governmental, economic, political and currency risks; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the heading “Cautionary Statement Regarding Forward-Looking Information” contained in Wisconsin Energy’s Form 10-K for the year ended December 31, 2007 and in subsequent reports filed with the Securities and Exchange Commission.
     Wisconsin Energy Corporation expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY
     Wisconsin Energy Corporation was incorporated in the State of Wisconsin in 1981 and became a diversified holding company in 1986. We conduct our operations primarily in two operating segments; a utility energy segment and a non-utility energy segment. Our primary subsidiaries are Wisconsin Electric Power Company (“Wisconsin Electric”), Wisconsin Gas LLC (“Wisconsin Gas”) and W.E. Power, LLC (“We Power”).
     Utility Energy Segment: Our utility energy segment consists of Wisconsin Electric, Wisconsin Gas and Edison Sault Electric Company. We serve electric customers in Wisconsin and the Upper Peninsula of Michigan, gas customers in Wisconsin, steam customers in metropolitan Milwaukee, Wisconsin and water customers in suburban Milwaukee, Wisconsin. Wisconsin Electric and Wisconsin Gas operate under the trade name of “We Energies”.
     Non-Utility Energy Segment: Our non-utility energy segment consists primarily of We Power. We Power was formed in 2001 to design, construct, own and lease to Wisconsin Electric the new generating capacity included in our Power the Future strategy.
     Power the Future Strategy: In September 2000, we announced our Power the Future strategy to improve the supply and reliability of electricity in Wisconsin. As part of our Power the Future strategy, we are (1) investing in new natural gas-fired and coal-fired electric generating facilities, (2) upgrading Wisconsin Electric’s existing electric generating facilities and (3) investing in upgrades of our existing energy distribution system. Also, as part of this strategy, we announced and began implementing plans to divest non-core assets and operations in our non-utility energy segment and to reduce our real estate operations.
     Our headquarters are at 231 West Michigan Street, P. O. Box 1331, Milwaukee, Wisconsin 53201, and our telephone number is (414) 221-2345. Stockholders may call our Stockholder Hotline, 800-558-9663, to speak with a service representative about their account.
INFORMATION ABOUT STOCK PLUS
     The following questions and answers explain and constitute the Stock Plus plan.
1. What is the Stock Plus Investment Plan?
     The plan is a convenient and cost-effective stock purchase plan available to new investors for making an initial investment in Wisconsin Energy common stock and to existing investors for increasing their holdings of Wisconsin Energy common stock by reinvesting dividends or making optional cash investments from time to time.
2. Who is eligible to participate in Stock Plus?
     Any person or entity, whether or not a current registered stockholder of Wisconsin Energy, is eligible to participate in the plan by meeting the enrollment requirements. Holders of Wisconsin Electric preferred stock may also participate in the plan, including having their cash dividends on Wisconsin Electric preferred stock reinvested in shares of Wisconsin Energy common stock. Persons or entities that reside outside the U.S. may participate if their participation does not violate local laws or regulations applicable to Wisconsin Energy or the participant or that would affect the terms of the plan. We reserve the right to terminate the participation of any participant if we deem it advisable. All investments must be submitted in U.S. funds and drawn on a U.S. bank.
3. How do I enroll in the plan?
     You may join the plan by enrolling online through Investor ServiceDirect® at www.bnymellon.com/shareowner/isd. Alternatively, an enrollment form must be completed and returned to the plan administrator. If you do not currently hold Wisconsin Energy common stock, include your initial investment (in U.S. funds) in the form of a check. An enrollment form may be obtained by calling the Stockholder Hotline, 800-558-9663.
     If your shares of Wisconsin Energy common stock are registered in the name of a bank, broker or other nominee, you may enroll in the plan under the same terms as a new investor, or arrange for the registered holder to register at least one share directly in your name in order to reinvest dividends or make optional cash investments.
4. What are my investment options?
     Your participation options are as follows. You may make optional cash investments from time to time under any of the other investment options.
     Full Dividend Reinvestment. If you select this option, all dividends on shares registered in your name or held in your plan account will be applied toward the purchase of more shares of Wisconsin Energy common stock.
     Partial Dividend Reinvestment. Under this option, you may elect to reinvest between 10% and 100% of the dividends on shares registered in your name or held in your plan account, in increments of 10%. You may not specify a dollar amount to be invested. Any uninvested dividends will be sent to you in the form of a check.
     Optional Cash Investments Only. By electing this option, dividends will be paid to you in cash, but you may make optional cash investments from time to time, up to the maximum specified in Appendix A, to purchase additional shares of Wisconsin Energy common stock.
     Automatic Investment Option. This election may be used in combination with any of the investment options. Under this option, you may deduct payments from your checking or savings account automatically once each month by electronic means for investment in the plan as optional cash investments. You must allow 30 days to initiate this feature or to make any changes in the amount to be invested or bank account from which the funds are withdrawn.
     If no option is specified on the enrollment form, Full Dividend Reinvestment will apply. You can change your investment election by either submitting a new enrollment form or by calling the Stockholder Hotline, 800-558-9663.
     See Appendix A for investment minimums and maximums applicable to optional cash investments made through the automatic investment option or otherwise. See Question 5 for further information about optional cash investments.
5. How do I make optional cash investments? How much can I invest?
     You may make optional cash investments by the following means:
     Investment by Check. You may make optional cash investments in Wisconsin Energy common stock by sending to BNY Mellon Shareowner Services, the plan administrator, a check for the purchase of additional shares. The check must be made payable to BNY Mellon/Wisconsin Energy in U.S. dollars and drawn on a U.S. bank. If you are not in the United States, contact your bank to verify that they can provide you with a certified check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. The plan administrator will not accept third party checks, money orders or traveler’s checks. All checks should be sent to the plan administrator at the address listed on the Optional Cash Investment tear-off form attached to each statement you receive, or if making an investment when enrolling, should be sent with the enrollment form.
     Automatic Investment Option. As an alternative to sending checks for optional cash investments, you may elect to have funds automatically withdrawn every month from your checking or savings account at a qualified financial institution. You may elect the automatic cash withdrawal option by simply completing and signing an automatic investment option authorization form, providing the necessary bank account and monthly withdrawal amount information, and submitting it, together with a voided blank check or checking or savings account deposit slip, to the plan administrator. You may change the amount of money authorized for withdrawal or terminate an automatic monthly withdrawal of funds by either completing and submitting to the plan administrator a new automatic debit enrollment form or writing a letter to the administrator. To be effective, the new automatic investment option form must be received by the plan administrator not less than 30 days before the effective date of the withdrawal. It is your responsibility to immediately notify the administrator of any changes in bank account or other information as it relates to your automatic investment option authorization. You may call 800-558-9663 and request a new Automatic Investment Option authorization form.
     Minimum and Maximum Amounts for Optional Cash Investments. See Appendix A for the minimum and maximum permitted amounts for voluntary cash investments.
     Payments with Insufficient Funds. There is a service charge, as listed in Appendix A, imposed for any check or other deposit for an optional cash investment returned unpaid. If the deposit is returned, or the bank account designated under the Automatic Investment Option does not have sufficient funds for the authorized monthly deduction, the investment will be considered “void” and any shares credited to your account in anticipation of receiving the payment will be sold to cover the transaction cost and the service charge. If the net proceeds of the sale of such shares are insufficient to recover in full the uncollected amounts, additional shares as may be necessary to recover in full the uncollected balance may be sold.
6. What is the source of the Wisconsin Energy stock offered under the Plan?
     The administrator will purchase shares of Wisconsin Energy common stock for the plan in the open market or, if we so determine, the administrator will purchase original issue shares or treasury shares from Wisconsin Energy. We will decide whether shares are to be purchased from Wisconsin Energy or in the open market based on Wisconsin Energy’s need for common equity and any other factors we consider to be relevant from time to time. Any determination we make to alter the manner in which shares will be purchased for the plan, and implementation of any such change, will comply with applicable SEC regulations and interpretations then in effect.
     All dividend funds to be reinvested and optional cash payments from all participants in the plan are commingled to purchase shares.

     Open market purchases will be made on the NYSE or any other securities exchange where Wisconsin Energy common stock may be traded, in the over-the-counter market or by negotiated transactions. Purchases are usually made through BNY Mellon Securities, LLC, an affiliate of BNY Mellon Shareowner Services. The plan administrator makes all decisions as to price, delivery and any other matters related to purchases in the open market.
     Original issue shares or treasury shares will be purchased directly from Wisconsin Energy.
     You should be aware that the share price may fluctuate between the time your purchase instruction is received by the administrator and the time the purchase is made.
7. When are shares purchased under the plan?
     Optional Cash Investments. Purchases for optional cash investments are made twice each month, beginning on the first and the fifteenth day of each month, or the next business day if the first or the fifteenth falls on a weekend or holiday. Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be made over more than one day. Your cash investment must reach the plan administrator at least two business days before an investment date. If your investment is received too late to be invested on a particular investment date, it will be held until the next investment date, without interest. You may cancel your investment up to five business days before an investment date by calling the plan administrator. After that time, the administrator may, at its own discretion, accept requests to revoke purchase instructions.
     Automatic Investment Option. If you participate in the automatic investment option, your investment will be deducted from your bank account on the 25th day of the month, or if such date is not a business day, on the preceding business day, and invested on the first business day of the following month, or the next business day if the first business day of the month falls on a weekend or holiday.
     Dividend Reinvestments. Dividends reinvested under the plan are invested on the dividend payment dates, generally March 1, June 1, September 1 and December 1, or the first business day following a payment date.
     All funds to be invested on each investment date, whether through reinvested dividends or optional cash investments (including optional cash investments through the automatic investment option), will be aggregated to purchase Wisconsin Energy shares for that investment date and all investors will be charged the same purchase price per share. If the shares are purchased on the open market, the plan administrator, at its discretion, may purchase the shares over a period of several days in order to minimize price fluctuations.
     The administrator will make every effort to invest funds in common stock as soon as practicable on or after each investment date. In the event that any portion of any cash dividends or initial or optional cash investments paid to the administrator under the plan is not invested within 30 days after the dividend payment date or within 35 days after receipt of cash investments, that portion will be returned to the participants affected.
     Upon notification by Wisconsin Energy of a pending dividend payment date, the administrator may, at its discretion, purchase common stock beginning three business days in advance of the dividend payment date.
8. Are there fees associated with participation?
     As the plan is currently administered, you will not incur any brokerage commissions, service charges or other direct expenses in connection with purchases of Wisconsin Energy common stock for your account under the plan. We will pay these expenses, as well as all costs of administering the plan. However, the Internal Revenue Service considers the brokerage commissions paid by Wisconsin Energy to be additional dividend income to you. This will be reflected on your annual Form 1099 statement.
     For each sale of whole shares from your plan account, you will be charged a brokerage commission and a service charge, as set forth in Appendix A, which will be deducted from the proceeds of the sale. The administrator will aggregate sales from various participants, when possible, so that participants may benefit from any lower brokerage commissions applicable to larger volume sales.

9. How is my purchase price determined?
     All funds to be invested on each investment date will be aggregated, each investor will be charged the same purchase price, and shares purchased under the plan may either be original issue shares or treasury shares purchased directly from Wisconsin Energy or outstanding shares purchased in the open market. If shares are purchased directly from us, your price is the average of the high and low sales prices as reported on the New York Stock Exchange for the investment date.
     Share purchases in the open market may be made on any stock exchange where Wisconsin Energy common stock is traded, in the over-the-counter market, or by negotiated transactions on such terms as the plan administrator may reasonably determine. Neither Wisconsin Energy nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the plan administrator. If shares are purchased on the open market, each investor’s purchase price will be the average price paid for all shares purchased by the plan administrator for all investors for the particular investment date.
10. How many shares of Wisconsin Energy stock will be purchased for my account?
     The number of whole shares and any fractional share credited to your plan account will be based on the amount you invest divided by the purchase price of the shares. This applies to shares purchased with either optional cash investments or reinvested dividends. Future dividends will be calculated on your total holdings of both whole and fractional shares of Wisconsin Energy common stock.
11. Will I receive any confirmation of the purchase?
     You will receive an account statement which will show details of the investment, including investment date, investment amount, shares purchased, purchase price and ending account balance. Please retain these statements to assist you in establishing the tax basis of your stock. The statement also includes a stub which you may use for future optional cash investments or to sell or withdraw shares. Statements are mailed within five business days after an investment.
12. Will I receive stock certificates? Can I deposit stock certificates I currently hold for safekeeping?
     Book-Entry Shares; Certificates Upon Request. Your shares will be held for your benefit by the plan administrator in “book-entry” form. You may request that a stock certificate for some or all of your whole shares be issued to you without withdrawing from the plan, or upon withdrawal from the plan. You may make such a request by:
•	using the tear-off form attached to the account statement;

•	calling the plan administrator at 800-558-9663;

•	writing to the plan administrator at the first address listed in Question 18; and

•	via the Internet at www.bnymellon.com/shareowner/isd.
     Certificates are normally issued to participants within five business days after receipt of the request. Withdrawing shares from your Stock Plus account does not affect your dividend option. For example, if you elected to participate under the Full Dividend Reinvestment option, dividends on all shares will continue to be reinvested, regardless of whether the shares are held in your Stock Plus account or by you in the form of a stock certificate. No certificates will be issued for fractional shares of common stock. Instead, fractional shares will be sold and you will receive the net proceeds from the sale of your fractional share upon complete withdrawal from the plan.
     Safekeeping of Stock Certificates. If you wish, you may send any Wisconsin Energy stock certificates you currently hold to the plan administrator for safekeeping. This is also referred to as a custodial service. Your certificated shares of Wisconsin Energy stock will be credited to your plan account and reflected in your account statement. Safekeeping is beneficial to you because you no longer bear the risk and cost associated with loss, theft or destruction of stock certificates.
     If you elect this optional service, please use registered or insured mail to send your stock certificates to the plan administrator at the general correspondence address indicated on the tear-off form attached to your account statement. You must include written instructions indicating that these shares are to be placed in your plan account. Do not endorse the stock certificates. You bear the risk of loss in transit, and we urge you to use a delivery system with a tracking mechanism to protect your investment.
13. Can shares of Wisconsin Energy stock held in my plan account be used as collateral for a loan?
     You may not use shares of Wisconsin Energy stock held in your plan account as collateral for a loan. If you wish to use the shares as collateral, you must request the plan administrator to issue you a stock certificate for the shares in your name. Stock certificates for a fractional share will not be issued under any circumstances.

14. How can I sell my shares held in the plan?
     You may request the plan administrator to sell all or a portion of the shares in your Stock Plus account. This may be done by completing the stub to your account statement, sending a letter, calling the Stockholder Hotline, or via the Internet. The plan administrator will combine your shares with other shares to be sold and arrange to sell them on the open market through a registered securities broker-dealer within five business days of receiving your request. The plan administrator will compute the value of any fractional share based on the price at which the whole shares were sold.
     All sale requests from custodian or trust accounts having an anticipated market value of $10,000 or more must be submitted in written form. In addition, no sale requests within two days of an address change will be accepted.
     Sale Orders via Internet. Access your account via the Internet at www.bnymellon.com/shareowner/isd using your 12-digit Investor ID (IID). If you are using your IID for the first time, you will need to activate it at www.bnymellon.com/shareowner/isd (see Question 18, “Who is the plan administrator and how do I contact them?” for additional information regarding your IID).
     Sale Orders via Stockholder Hotline. Call 800-558-9663. Simply enter your 12-digit IID at the prompt, select the menu option for sales and follow the instructions provided.
     Sale Orders via Mail. Complete and sign the tear-off portion of your account statement and mail the instructions to the plan administrator or send a letter with your IID and instructions to the plan administrator (see Question 18, “Who is the plan administrator and how do I contact them?”).
     The plan administrator will determine the net proceeds to be paid to you approximately three business days after the sale and send you a check shortly thereafter. Brokerage commissions and other expenses of the sale, including any service charge, and any transfer tax, if applicable, will be deducted from the check. Please see Appendix A for charges that apply.
     If your participation option includes dividend reinvestment and you request that all of your shares be sold and your request is received after the record date for a dividend payment, your shares will be sold, but any dividend payable on those shares will be reinvested pursuant to the terms of the plan.
     The price of Wisconsin Energy’s common stock may rise or fall during the period between requesting a sale and the actual sale. Instructions to the plan administrator to sell shares are binding and may not be revoked.
     As noted above, if you are selling your plan shares of Wisconsin Energy common stock, you should be aware that prices for Wisconsin Energy stock may fall during the period between your request for sale, its receipt by the plan administrator, and the ultimate sale of your shares on the open market. This risk is borne solely by you and should be carefully evaluated.
     The plan administrator is not a broker and, therefore, cannot accept your instructions to sell on a particular day or at a specific price. The plan is designed for the long-term investor and does not afford you the same flexibility as an account with a stockbroker in this respect. If you prefer to have control over the exact price and timing of your sale, you will need to request a stock certificate from the plan administrator for the number of whole shares you wish to sell and conduct that transaction through your stockbroker. Once you have the stock certificate in your possession, you can sell the Wisconsin Energy stock represented thereby through a broker at a price and on the date you select. The plan administrator will mail your certificate to you by insured, first-class mail within five business days of your request. If you choose to sell through a broker after obtaining your stock certificate, all brokerage fees are your responsibility.
15. Can I transfer shares that I hold in the plan to someone else?
     Yes, you may transfer ownership of some or all of your shares held through Stock Plus. Call the plan administrator for complete transfer instructions. You will be asked to send the plan administrator written transfer instructions. Your signature must be “Medallion Guaranteed” by a financial institution. Most banks and brokers participate in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner of the participant’s account. A notary is not sufficient.
     You may transfer shares to new or existing Wisconsin Energy stockholders. However, a new Stock Plus account will not be opened for a transferee as a result of a transfer of less than one full share. If you open a new Stock Plus account for a transferee, you must include an enrollment form with the gift/transfer instructions.
16. I’ve just moved. How can I request a change of address or update other personal data?
     It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please write or call the plan administrator or visit the plan administrator’s web site. If you are an electric service or gas customer of one of Wisconsin Energy’s subsidiaries, changing your billing address is not sufficient to change your stockholder account address.

17. How do I change or terminate my participation in the plan?
     You may withdraw or sell a portion of your shares in the plan without terminating participation. To change your method of participation, or to terminate participation, you may use the stub on your account statement, write a letter, call the Stockholder Hotline, or visit the plan administrator’s web site. You may request a stock certificate for the shares held in the plan or request that the shares be sold.
     If your participation option includes dividend reinvestment and you request that all of your shares be sold and your request is received after the record date for a dividend payment, your shares will be sold, but any dividend payable on those shares will be reinvested pursuant to the terms of the plan.
18. Who is the plan administrator and how do I contact them?
     The plan administrator is BNY Mellon Shareowner Services. You may contact them as follows:
•	Visit www.bnymellon.com/shareowner/isd, where you can view share balances, market value, tax documents and account statements, request electronic delivery of documents, review answers to frequently asked questions and perform many transactions.

•	Write to: Wisconsin Energy Corporation c/o BNY Mellon Shareowner Services P.O. Box 358035 Pittsburgh, PA 15252-8035

•	Call BNY Mellon Shareowner Services at 800-558-9663. Service representatives are available from 7 a.m. to 7 p.m. Central time on business days. An automated voice-response system also provides information 24 hours a day, 7 days a week.
     You may use the tear-off portion of your account statement and mail it to the above address to make optional cash investments, sales, liquidations, share deposits and withdrawals. Make your check payable to BNY Mellon/Wisconsin Energy in U.S. dollars.
          New investors are required to establish a Personal Identification Number (PIN) when setting up their account and will receive their IID through the US mail. You will use your IID to access your account information via the website or telephone in order to protect the privacy and security of your account information.
          For existing shareholders to gain access, use your IID which can be found in a bolded box on your check stub, statement or advice. In order to access your account online, you will be required to complete an account activation process to establish your PIN. This one-time authentication process will be used to validate your identity in addition to your IID and self-assigned PIN.
19. What reports will I receive?
     You will receive easy-to-read statements of your account activity after each investment or other transaction. You should retain these statements in your records. In addition, you will receive the same communications sent to all other holders of Wisconsin Energy common stock, such as annual reports and proxy statements. You will also receive any Internal Revenue Service forms that may be required for income tax purposes.
     You can choose to receive your statements and other information electronically by signing up for MLinkSM, which provides for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
20. What if Wisconsin Energy issues a stock dividend or declares a stock split?
     Your plan account will be credited with the appropriate number of shares of Wisconsin Energy common stock on the payment date. If you prefer to receive a stock certificate, you may do so by notifying the plan administrator after the payment date.
     A stock dividend payable in other than Wisconsin Energy common stock will be paid to you and not credited to your plan account.
21. How do I vote my Stock Plus shares at stockholders’ meetings?
     Shares of Wisconsin Energy common stock held for you by the plan administrator will be voted as you direct. If you hold shares in Stock Plus on the record date for any Wisconsin Energy annual or special meeting of stockholders, you will receive proxy materials, including a proxy card which you may use to vote all shares held in your Stock Plus account and any shares for which you hold a stock certificate.

     You may vote your shares by mail, telephone or on the Internet as directed in the proxy statement or on the proxy card. If you do not return your proxy card, or vote by telephone or Internet, none of your shares will be voted.
22. Can the plan be changed or discontinued?
     Wisconsin Energy may amend, modify, suspend or terminate the plan at any time, including the period between a record date and a dividend payment date. As appropriate, participants will receive notice of any material amendment or modification, or of any suspension or termination.
     Upon termination of the plan, you will be mailed any optional cash investments received and not invested, a stock certificate for whole shares credited to your plan account and a check for any fractional share. However, if Wisconsin Energy terminates the plan to establish a new plan, you will automatically be enrolled in the successor plan, and shares of Wisconsin Energy stock credited to your plan account will automatically be transferred to the successor plan.
     The plan administrator may terminate your Stock Plus account if you do not maintain at least one whole share in your account. In the event your Stock Plus account is terminated for this reason, a check for the cash value of the fractional share will be sent to you and your account will be closed.
23. Who interprets the plan?
     Wisconsin Energy will determine any question of interpretation arising under the plan, and our determination will be final. Wisconsin Energy and/or the plan administrator may adopt rules or practices to facilitate the administration of the plan.
24. What law governs the plan?
     The terms and conditions of the plan and its operations will be governed by the laws of the State of Wisconsin.
25. What are the responsibilities of Wisconsin Energy and the plan administrator under Stock Plus?
     Neither Wisconsin Energy nor the plan administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability:
•	with respect to the prices at which shares of Wisconsin Energy stock are purchased or sold for your plan account and the times when such purchases or sales are made;

•	for any fluctuation in the market value after purchases or sales of shares of Wisconsin Energy stock; or

•	for continuation of your plan participation until the plan administrator receives written notice of your death accompanied by your estate’s request to discontinue participation.
     Wisconsin Energy and the plan administrator provide no advice and make no recommendation with respect to your purchases and sales of Wisconsin Energy stock. Your decision to purchase or sell Wisconsin Energy stock must be made by you based upon your own research and judgment.
     You should recognize that neither Wisconsin Energy nor the plan administrator can assure you of a profit or protect you against a loss on shares purchased through the plan.
FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN
     Wisconsin Energy believes that the following is an accurate summary of the principal U.S. federal income tax consequences if you are a U.S. resident participating in the plan:
•	Your dividends reinvested under the plan are treated for federal income tax purposes as cash received by you on the dividend payment date even though the dividends are used to purchase additional shares. Brokerage commissions paid by Wisconsin Energy on share purchases under the plan are treated as additional dividend income to you.

•	Your holding period for shares acquired pursuant to the plan will begin on the day after shares are allocated to your account.

•	The tax basis of shares purchased on the open market through the plan will be the amount you paid for the shares through the reinvestment of dividends or by optional cash investments plus the amount of brokerage commission paid by Wisconsin Energy that is attributable to those shares. The tax basis of shares purchased directly from Wisconsin Energy will be the amount you paid for the shares through the reinvestment of dividends or by optional cash investments. You should retain your account statements in your records so that you are able to determine the tax basis for shares purchased under the plan.

•	Upon a sale of either a portion or all of your shares purchased through the plan, you will realize a gain or loss based on the difference between the net sale proceeds you receive and your tax basis in the shares sold, including any fractional share.
     The above is only a brief summary based upon current tax regulations, which are subject to change from time to time, and does not reflect every possible situation that could result from your participation in the plan. The above rules may not apply to certain participants in the plan, such as tax-exempt entities and foreign stockholders. You are urged to consult your own tax advisor to determine the particular federal, state and local tax consequences which may result from your participation in the plan and the subsequent disposition of shares of Wisconsin Energy stock purchased within the plan.
     If you fail to provide a taxpayer identification number, the plan administrator must withhold tax from the amount of any dividends paid on your shares of Wisconsin Energy stock and from any proceeds arising from your sale of Wisconsin Energy stock held in your plan account. The amount of the tax withheld is determined under the Internal Revenue Code and/or applicable state tax laws. You may be exempt from this withholding requirement if appropriate documentation regarding your tax situation has been received by the plan administrator.
     If you do not reside in the United States, income tax consequences may vary from jurisdiction to jurisdiction. If you are a foreign stockholder whose dividends are subject to U.S. income tax withholding, the appropriate amount will be withheld. Any balance of your earned dividend after applicable tax withholding will be used to purchase additional shares.
     The Jobs and Growth Tax Relief Reconciliation Act of 2003, as modified by the Tax Increase Prevention and Reconciliation Act of 2005 (the “Acts”), reduces the maximum rate of tax imposed on most dividends received by individuals from the higher marginal income tax rates to 15% (5% for individuals in the lower tax brackets and 0% for these taxpayers in 2008) (the “Reduced Rate”). This provision applies to dividends received in taxable years beginning before January 1, 2011. In order to be eligible for the Reduced Rate, an individual shareholder must own our common stock for more than 60 days during the 120 day period beginning 60 days before the ex-dividend date. Furthermore, if an individual receives an “extraordinary dividend” within the meaning of Section 1059 of the Internal Revenue Code (a dividend which equals or exceeds 10% of the individual’s tax basis in our common stock) which is eligible for the Reduced Rate, any loss on a subsequent sale of the stock with respect to which that dividend is made is treated as a long-term capital loss to the extent of that dividend. For purposes of determining the amount of deductible investment interest, a dividend is treated as investment income only if the individual elects to treat the dividend as not eligible for the Reduced Rate. For sales and exchanges of capital assets before January 1, 2011, the Acts also reduce the top individual tax rate on adjusted net capital gains from 20% (10% for individuals in the lower tax brackets) to 15% (5% for individuals in the lower tax brackets and 0% for these taxpayers in 2008). You should consult your tax advisor regarding the specific tax consequences to you that may result from the Acts.
IMPORTANT CONSIDERATIONS
     The purpose of the plan is to provide a useful service for Wisconsin Energy stockholders. We are not recommending that you buy or sell Wisconsin Energy stock. You should use the plan only after you have independently researched your investment decision.
     The value of Wisconsin Energy stock may go up or down from time to time. Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or anyone else.
     The plan does not have any effect on the dividend policy of Wisconsin Energy, which is subject to the discretion of Wisconsin Energy’s board of directors. There can be no assurance as to the declaration of future dividends, or the rate at which dividends may be paid, since they necessarily depend upon Wisconsin Energy’s future earnings, financial requirements and other factors.
USE OF PROCEEDS
     We do not receive any proceeds from shares acquired by the administrator in the open market. If the plan administrator begins purchasing shares for the plan directly from Wisconsin Energy, we expect to use the net proceeds we receive from these purchases for general corporate purposes.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, as well as registration and proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and through our own web site at www.wisconsinenergy.com.. Other information on our web site is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 800-SEC-0330.
     The SEC allows us to “incorporate by reference” the information we file with them, which means we are assumed to have disclosed important information to you when we refer you to documents that are on file with the SEC. The information we have incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus.
•	Annual Report on Form 10-K for the year ended December 31, 2007.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

•	Current Reports on Form 8-K filed January 18, 2008, March 14, 2008, April 16, 2008, May 8, 2008, and July 11, 2008.

•	The description of Wisconsin Energy common stock contained in Item 5 of our Current Report on Form 8-K dated September 1, 1999 (which updates and supersedes the description in our Registration Statement on Form 8-B dated January 7, 1987, as previously updated), including any amendment or report filed for the purpose of updating that description.
     No Information furnished under Items 2.02 or 7.01 of any current report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise.
     You may request a copy of these documents at no cost by writing or telephoning:
Wisconsin Energy Corporation
Stockholder Services
231 West Michigan Street
P. O. Box 1331
Milwaukee, Wisconsin 53201-1331
Telephone: 800-881-5882
     You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.
EXPERTS
     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from Wisconsin Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of Wisconsin Energy Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A

Minimum and Maximum Investment Amounts

Initial Enrollment in Plan—new investors	$250
Additional Investments—optional payments	$25 per investment
Additional Investments—Automatic Monthly Investments	$25 per month
Maximum Investments	$10,000 per transaction;
$100,000 per calendar year
Number of Automatic Monthly Investments in lieu of Minimum Initial Enrollment Amount	Not applicable

	Service	Brokerage
Participant Fees	Charge	Commission
One-time account setup fee	$0
Reinvestment of dividends	$0
Optional cash investments	$0
Automatic Monthly Investments (electronic debits)	$0
Issuance of stock certificates	$0
Safekeeping of stock certificates	$0
Sale of Plan Shares	$15	$.05 per share*
Returned Funds (Insufficient funds or closed bank accounts)	$20
Replacement statements (more than 2 years old)	$20

*	Actual brokerage commissions and fees will be charged, which approximate $.05 per share.
     The company reserves the right to change minimum or maximum investment amounts or to add or modify fees upon proper notice to plan participants.

A-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee (actual)	$3,030
Legal fees and expenses	10,000*
Accountants’ fees and expenses	15,000*
Miscellaneous expenses	6,000*

Total	$34,030*

*	Estimate.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Wisconsin Energy Corporation (“Wisconsin Energy”) is incorporated under the Wisconsin Business Corporation Law (“WBCL”).
     Under Section 180.0851(1) of the WBCL, Wisconsin Energy is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Wisconsin Energy. In all other cases, Wisconsin Energy is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Wisconsin Energy, unless it is determined that he or she breached or failed to perform a duty owed to Wisconsin Energy and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Wisconsin Energy or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.
     Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Wisconsin Energy’s Restated Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.
     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.
     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of Wisconsin Energy against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.
     Articles V and VI of Wisconsin Energy’s Bylaws provides that Wisconsin Energy will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of Wisconsin Energy, or is or was serving at the request of Wisconsin Energy as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. Wisconsin Energy’s Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.
     Officers and directors of Wisconsin Energy are covered by insurance policies purchased by Wisconsin Energy under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.
ITEM 16. EXHIBITS
     See Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.
ITEM 17. UNDERTAKINGS
A.	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
C. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, Wisconsin, on this 31st day of October, 2008.

Wisconsin Energy Corporation
By:	*
Gale E. Klappa
Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on this 31st day of October, 2008.

Signature	Title

*	Chairman of the Board, President and Chief Executive Officer and Director — Principal Executive Officer
Gale E. Klappa

*	Executive Vice President and Chief Financial Officer — Principal Financial Officer
Allen L. Leverett

*	Vice President and
Stephen P. Dickson	Controller — Principal Accounting Officer

*	Director
John F. Bergstrom

*	Director
Barbara L. Bowles

*	Director
Patricia W. Chadwick

*	Director
Robert A. Cornog

*	Director
Curt S. Culver

Signature	Title

*	Director
Thomas J. Fischer

*	Director
Ulice Payne, Jr.

*	Director
Frederick P. Stratton, Jr.

* By:	/s/ Jeffrey West
As Power of Attorney

WISCONSIN ENERGY CORPORATION
(the “Company”)
(Commission File No. 001-09057)
EXHIBIT INDEX
TO
FORM S-3 REGISTRATION STATEMENT
     The following exhibits are filed with or incorporated by reference in this Registration Statement:

Exhibit	Description	Incorporated by Reference To	Filed Herewith
4.1	Restated Articles of Incorporation of the Company, as amended and restated effective June 12, 1995.	Exhibit (3)-1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

4.2	Bylaws of the Company, as amended to May 5, 2005.	Exhibit 3.2(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

5.1	Opinion of Sally R. Bentley.	—	X

23.1	Consent of Deloitte & Touche LLP.	—	X

23.2	Consent of Sally R. Bentley.	—	Contained in Exhibit 5.1

24.1	Power of Attorney.	—	X